PATH\FILE\:L:\REPORTS\ANNUAL\98_YE\SUPPORT\98EX11.W

                          ARROW ELECTRONICS, INC.
               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS EXCEPT PER SHARE DATA)


                                     Year Ended December 31,

                             1998     1997     1996     1995     1994
                           -------- -------- -------- -------- --------

Net income for basic EPS   $145,828 $163,656 $202,709 $202,544 $111,889

Add: interest on 5 3/4%
 convertible subordinated
 debentures, net of income
 taxes                            -        -        -    3,471    4,313
                            ------- -------- -------- -------- --------
  Net income for diluted
   EPS                     $145,828 $163,656 $202,709 $206,015 $116,202
                           ======== ======== ======== ======== ========

Weighted average common
 shares outstanding for
 basic                       95,397   98,006  100,972   94,174   91,653
Net effect of dilutive stock
 options and restricted stock
 awards                       1,716    1,763    1,408    1,504    1,203
Assumed conversion of 5 3/4%
 convertible subordinated
 debentures                       -        -        -    6,058    7,547
                            -------  -------  -------  -------  -------
Weighted average common
 shares outstanding for
 diluted EPS (A)             97,113   99,769  102,380  101,736  100,404
                            =======  ======= ======== ======== ========

Basic EPS (A)                  1.53     1.67     2.01     2.15     1.22
                            =======  =======  =======  =======  =======
Diluted EPS (A)                1.50     1.64     1.98     2.03     1.16
                            =======  =======  =======  =======  =======

 (A) All share and per amounts have been restated to reflect the two-for-one stock split effective October 15, 1997.